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                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting person on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of TransCoastal Marine Services, Inc. and that this Agreement be included as an Exhibit to such joint filing.

         IN WITNESS WHEREOF, the undersigned execute this Agreement this 18th day of February, 1999.

                                       J&D CAPITAL, L.C


                                        /s/ G. Darcy Klug
                                       -----------------------------------------
                                       G. Darcy Klug, President


                                        /s/ G. Darcy Klug
                                       -----------------------------------------
                                       G. Darcy Klug, Individually